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                                                                      EXHIBIT 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Intimate Brands, Inc. on Form S-8, Registration Nos. 333-1960, 333-04921, 333-04923 and 333-10215 of our report dated February 17, 1999, except for the information in Notes 2 and 3 as to which the date is February 16, 2000, on our audits of the consolidated financial statements of Intimate Brands, Inc. and Subsidiaries as of January 30, 1999, and January 31, 1998, and for the fiscal years ended January 30, 1999, January 31, 1998 and February 1, 1997, which report is incorporated by reference in this Annual Report on Form 10-K/A.


PricewaterhouseCoopers LLP


Columbus, Ohio
February 16, 2000